Exhibit 1.1

REMARKETING AGREEMENT

     REMARKETING AGREEMENT, dated as of June 5, 2008 (the “Remarketing Agreement”), by and between American Express Company, a New York corporation (the “Company”), and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Remarketing Agents”).

W I T N E S S E T H :

     WHEREAS, the Company has issued $2,000,000,000 principal amount of its 1.85% Convertible Senior Debentures due 2033, of which $1,999,978,000 principal amount remains outstanding (the “Notes”), under the Purchase Agreement, dated as of November 17, 2003, by and between the Company, the Remarketing Agents and the other initial purchasers named therein (the “Purchase Agreement”), pursuant to the provisions of an Indenture between the Company and U.S. Bank National Association, as Trustee (the “Original Indenture”).

     WHEREAS, the Company has published notice to the effect that on June 5, 2008 there will be a remarketing, pursuant to the Indenture, of the Notes with the terms set forth on Schedule A hereto.

     WHEREAS, the Remarketing Agents, severally and not jointly, will attempt to remarket in the manner provided herein, all of the Notes tendered or deemed tendered for remarketing as provided in the Original Indenture, as amended by the First Supplemental Indenture dated as of May 21, 2008 (together with the Original Indenture, the “Indenture”).

     WHEREAS, in the event of a successful remarketing, as provided herein, the applicable interest rate on the Notes will, on June 5, 2008 (the “Reset Date”), be reset to the Reset Rate (as defined herein), which will be the rate the Notes must bear in order for the Notes being remarketed to be sold by the Remarketing Agents on the Reset Date at a price equal to 100% of the accreted principal amount of Notes being remarketed, plus the Remarketing Fee, as defined herein (the “Remarketing Value”), provided that the Reset Rate shall in no event exceed the maximum permitted by applicable law and shall not be less than 0% per annum.

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used and not defined in this Remarketing Agreement shall have the meanings assigned to them in the Indenture.

     Section 2. Appointment and Obligations of Remarketing Agents: Remarketing.

     (a) Appointment and Obligations. The Company hereby appoints the Remarketing Agents, and the Remarketing Agents, severally and not jointly, hereby accept such appointment, to remarket the Notes tendered or deemed tendered for remarketing on June 5, 2008 in the manner specified in Section 2(b) below and in connection therewith to determine, in consultation with the Company and in the manner provided for in the Indenture and the Notes, the reset interest rate that the Remarketing Agents believe will, when applied to the Notes, enable the aggregate principal amount of the Notes being remarketed to be sold at a price equal to the Remarketing Value (the “Reset Rate”).

     (b) Pursuant to this Remarketing Agreement, the Remarketing Agents, severally and not jointly, agree, subject to the terms and conditions set forth herein, to use their reasonable efforts to remarket the Notes, in whole but not in part, in accordance with the provisions of the Notes and the Indenture, on June 5, 2008 such that the aggregate price at which such Notes are being remarketed will equal the Remarketing Value. Notwithstanding the preceding sentence, the Remarketing Agents shall not remarket any Notes for a price less than the price (the “Minimum Price”) necessary for the aggregate principal amount of the Notes being remarketed to have an aggregate price equal to the Remarketing Value. The Remarketing Agents shall not be obligated to remarket any Notes if a condition precedent set forth herein to such remarketing is not fulfilled or if the remarketing of such Notes would violate applicable law.

     Upon a successful remarketing, after deducting the Remarketing Fee specified in Section 3 below, the proceeds of remarketing shall promptly be paid by the Remarketing Agents to The Depository Trust Company. In the event the remarketing is unsuccessful, the Company shall issue a press release stating the aggregate principal amount of Notes that the Company will repurchase, in accordance with the terms of the Indenture. For the purposes of this Remarketing Agreement, an unsuccessful remarketing shall mean the failure of any condition set forth in Section 9 hereof to be satisfied.

     (c) The Remarketing Agents shall not have any obligation whatsoever to purchase any Notes, whether in connection with a remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk its own funds or incur or be exposed to financial liability in the performance of its duties under this Remarketing Agreement. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

     Section 3. Fees and Expenses.

     (a) Upon a successful remarketing of the Notes, the Remarketing Agents are entitled to a remarketing fee (the “Remarketing Fee”) equal to 5 basis points (0.05%) of the aggregate principal amount of the remarketed Notes. Each Remarketing Agent shall be entitled to the percentage of Remarketing Fee set forth opposite its name in Schedule C hereto.

     The Remarketing Agents may deduct the Remarketing Fee from the proceeds of the successful remarketing to be remitted to The Depository Trust Company, provided, however, that under no circumstances may the Remarketing Agents deduct an amount greater than the excess of such proceeds over the Minimum Price. Any resulting shortfall in the recovery of the Remarketing Fee shall by payable by the Company on the Reset Date in immediately available funds or, upon the instructions of the Remarketing Agents, by certified or official bank check or checks or by wire transfer.

     (b) In connection with the remarketing pursuant to this Remarketing Agreement, the Company shall pay all expenses in connection therewith, as specified in Section 8(f).

     Section 4. Delivery and Payment. In the event of a successful remarketing, delivery of payment for the Notes by the purchasers thereof identified by the Remarketing Agents and payment of the Remarketing Fee shall be made on the Closing Date (or such later date not later than five Business Days after such date as the Remarketing Agents shall designate in consultation with the Company), which date and time may be postponed by agreement between the Remarketing Agents and the Company (such time of payment and delivery being herein called the “Closing Time” and such date of payment and delivery being herein called the “Closing Date”). Delivery of the remarketed Notes and payment of the Remarketing Fee shall be made to the Remarketing Agents against payment by the respective purchasers of the remarketed Notes of the consideration therefor as specified herein (equal to the Remarketing Value of the remarketed Notes plus accrued interest thereon at the Reset Rate from and including June 5, 2008 to but excluding the Closing Date), which consideration shall be paid to The Depository Trust Company for the account of the persons entitled thereto in immediately available funds by wire transfer to an account or accounts designated by The Depository Trust Company. Any amount of the Remarketing Fee that cannot be deducted from the funds received from such purchasers shall be payable by the Company at the Closing Time in immediately available funds or, upon the instructions of the Remarketing Agents, by certified or official bank check or checks or by wire transfer.

     With respect to Notes not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Notes shall be registered in such names and denominations as the Remarketing Agents may request not less than one full Business Day in advance of the Closing Date, and the Company, the Trustee and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agents in New York, New York not later than 1:00 p.m. on the Business Day prior to the Closing Date.

     Section 5. Dealing in the Notes; Purchase of Notes by the Company.

     (a) Each Remarketing Agent, when acting hereunder or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes. With respect to any Notes or other securities of the Company owned by it, each Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     (b) The Remarketing Agents will determine the Reset Rate without regard to any purchase of Notes by the Company in the remarketing.

     Section 6. Registration Statement and Prospectus.

     (a) The Company has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (No. 333-138032) and post-effective amendment to such registration statement for the registration of the Notes and other securities to be issued from time to time under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and post-effective amendment thereto have been declared effective by the SEC. Promptly after execution and delivery of this Remarketing Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus that was omitted from such registration statement or post-effective amendment thereto at the time each became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Any prospectus used in connection with the offering of the Notes that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Remarketing Agents for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Remarketing Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Remarketing

Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     (b) All references in this Remarketing Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Remarketing Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the SEC thereunder (the “1934 Act Regulations”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

     (c) The Company has provided copies of the Registration Statement, any preliminary prospectus, the General Disclosure Package (as defined below) and the Prospectus to the Remarketing Agents, and hereby consents to the use of any preliminary prospectus, the General Disclosure Package and the Prospectus in connection with the remarketing of the Notes.

     Section 7. Representations and Warranties of the Company.

     (a) The Company represents and warrants to, and agrees with, each Remarketing Agent as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time, that:

     (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Original Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with. The Company has paid all required SEC filing fees relating to the Notes.

     At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Remarketing Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the SEC under the 1939 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was distributed and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.

     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As used in this subsection and elsewhere in this Remarketing Agreement:

     “Applicable Time” means 4:00 pm (Eastern time) on June 5, 2008 or such other time as agreed by the Company and the Remarketing Agents.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”).

     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus and are listed on Schedule B.

     “Statutory Prospectus” as of any time means the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the remarketing of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company did not participate in any “road show” (as defined in Rule 433(h)).

     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use therein.

     (ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they were filed with the SEC under the 1934 Act, conformed, and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus on or before the Closing Date will, when they are filed with the SEC, conform, in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

     (iii) Financial Statements. The audited consolidated financial statements and schedules of the Company and its consolidated Subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the financial condition of the Company and its consolidated Subsidiaries (which, as used herein, means any corporation of which the Company at the time owns or controls, directly or through an intervening medium, more than 50% of each class of outstanding voting stock) as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows for the periods therein specified; and said financial statements have been prepared in accordance with generally accepted principles of accounting, applied on a consistent basis throughout the periods involved (except for changes in accounting principles or the application thereof with which the Company’s independent public accountants shall have concurred). The unaudited consolidated financial statements of the Company, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with the instructions to Form 10-Q.

     (iv) Due Incorporation and Qualification. The Company and each of its Principal Subsidiaries have been duly incorporated, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify would not be material to the Company and its Subsidiaries taken as a whole), and have the corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. As used herein, the term “Principal Subsidiaries” shall mean American Express Travel Related Services Company, Inc., American Express Bank, FSB, American Express Centurion Bank, American Express Credit Corporation, American Express Limited, American Express International, Inc., and American Express Banking Corp., but shall not include any such company from and after the time it ceases to be a company of which the Company owns or controls, directly or indirectly, more than 50% of each class of outstanding voting stock.

     (v) Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are each an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

     (vi) Authorization and Validity of the Indenture and the Notes. The Indenture and the Notes have been duly authorized; the Original Indenture is qualified under the 1939 Act; and the Indenture constitutes, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture and paid for as provided herein will constitute, valid and legally binding obligations of the Company enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and to an implied covenant of good faith and fair dealing.

     (vii) Not an Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Notes, the Company was not and is not an Ineligible Issuer, as defined in Rule 405 under the 1933 Act (“Rule 405”), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

     (viii) Authorization of this Remarketing Agreement. This Remarketing Agreement has been duly authorized, executed and delivered by the Company.

     (ix) No Violation or Default. Neither the Company nor any of its Principal Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its Subsidiaries taken as a whole.

     (x) Corporate Authority. The Company has all necessary corporate power to issue and deliver the Notes.

     (xi) No Conflict. Neither the issuance or sale of the Notes, nor the execution, delivery and performance of this Remarketing Agreement, the Indenture and the Notes, and the consummation of any other transactions contemplated herein and therein will conflict with, or result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties is bound, or result in a violation of the corporate charter or by-laws of the Company or any of its Subsidiaries or any order, rule or regulation (applicable to the Company, any of its Subsidiaries or any of their respective properties) of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or their respective properties, the effect of any of which would be material to the Company and its Subsidiaries taken as a whole.

     (xii) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the remarketing of the Notes, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Remarketing Agreement, the Indenture and the Notes, except such as may be required under state securities laws.

     (xiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (xiv) No Material Adverse Change. Except as described or incorporated by reference in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Principal Subsidiaries, or any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole from the respective dates as of which information is given or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

     (xv) Legal Proceedings. Except as described or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might result in any material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole.

     (xvi) Internal Controls. The Company and each of the Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (xvii) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans, and the requirement that the Company and its consolidated subsidiaries maintain the following, among other, controls and procedures:

     (A) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act;

     (B) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act Regulations; and

     (C) “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act Regulations.

     (xviii) Legends. Consistent with the applicable provisions in the Indenture, the Company has removed from the remarketed Notes any legend relating to restrictions on transfer of the remarketed Notes and provided for the “unrestricted” CUSIP to apply to all of the remarketed Notes.

     (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Remarketing Agents or to counsel for the Remarketing Agents shall be deemed a representation and warranty by the Company to the Remarketing Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each representation date subsequent thereto.

     Section 8. Covenants of the Company. The Company covenants and agrees with the Remarketing Agents as follows:

     (a) Compliance with Securities Regulations and SEC Requests; Payment of Filing Fees. The Company, subject to Section 8(b), will comply with the requirements of Rule 430B and will notify the Remarketing Agents immediately, and confirm the notice in writing (which shall include notice by e-mail), until the Closing Time, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the SEC for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (iv) any withdrawal or lowering of the rating assigned by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Group (each, a “Rating Agency”) to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such debt securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

     (b) Filing of Amendments and 1934 Act Documents. The Company will furnish the Remarketing Agents with copies of any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Remarketing Agents or counsel for the Remarketing Agents shall reasonably object. The Company has given the Remarketing Agents notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations; the Company will give the Remarketing Agents notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Remarketing Agents with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Remarketing Agents or counsel for the Remarketing Agents shall reasonably object.

     (c) Amendments to the Registration Statement, the General Disclosure Package or the Prospectus. If, at any time prior to the completion of the remarketing of the Notes by the Remarketing Agents, as evidenced by a notice in writing from the Remarketing Agents to the Company, any event occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus to comply with applicable law, the Company will notify the Remarketing Agents and promptly amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and furnish to the Remarketing Agents such amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus.

     (d) Blue Sky Qualifications. The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as the Remarketing Agents reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or to taxation in any jurisdiction where it is not now so subject.

     (e) Delivery of Registration Statements, General Disclosure Packages and Prospectuses. The Company will furnish to the Remarketing Agents copies of the Registration Statement, the General Disclosure Package or the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement, the General Disclosure Package or the Prospectus, in each case in such quantities as the Remarketing Agents may from time to time reasonably request.

     (f) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Remarketing Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes (including any transfer taxes) and expenses incident to the issue and delivery of the Notes, all fees and expenses of the Company’s counsel and accountants, and all costs and expenses incident to the preparing, printing and distributing of all documents relating to the offering, and will reimburse the Remarketing Agents for certain expenses and disbursements (including fees and disbursements of counsel for the Remarketing Agents) incurred by them in connection with the remarketing of the Notes,the preparation of memoranda relating thereto, for any filing fee of the Financial Industry Regulatory Authority, Inc. relating to the Notes, and for any fees charged by investment rating agencies for rating the Notes. If the sale of Notes provided for in this Remarketing Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Remarketing Agents’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Remarketing Agents for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Remarketing Agents in connection with the proposed purchase and sale of the Notes.

     (g) Issuer Free Writing Prospectuses. Unless it obtains the prior consent of the Remarketing Agents, the Company, and each Remarketing Agent, severally and not jointly, agrees with the Company, that it has not made and will not make any offer relating to the Notes that would constitute an Issuer Limited Use Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the SEC. The Company has treated or will treat each Issuer General Use Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer General Use Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping.

     Section 9. Conditions to the Remarketing Agent’s Obligations. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Notes will be deemed to agree) that the obligations of the Remarketing Agents under this Remarketing Agreement are subject to (i) the accuracy of the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder as of the date hereof, the Applicable Time and the Closing Time, (ii) the performance by the Company of its obligations in connection with the remarketing in this Remarketing Agreement, the Indenture or any other agreement relating to such remarketing, (iii) the Remarketing Agents are able to find a purchaser or purchasers for the Notes being remarketed at the applicable Minimum Price, (iv) no Event of Default (as defined in the Indenture), and no event that with the passage of time or the giving of notice or both would become an Event of Default, shall be continuing, (v) this Remarketing Agreement has not been terminated and (vi) the satisfaction, at the Closing Time, of each of the following conditions. The Remarketing Agents may in their sole discretion waive in writing compliance with any condition to their obligations hereunder.

     (a) Registration Statement. Prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Remarketing Agents, shall be threatened by the SEC.

     (b) Material Changes and Transactions. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, since the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus and up to the Closing Time, there shall not have been (i) any material change, on a consolidated basis, in the shareholders’ equity, long-term debt, total assets, total revenue or total net income of the Company and its Subsidiaries, in the condition (financial or other) or in the earnings of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) any withdrawal or lowering of the rating assigned by a Rating Agency to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such debt securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review, which, in each case referred to in clause (i) or (ii) above, in the Remarketing Agents’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Notes on the Closing Date, on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

     (c) Cleary Gottlieb Steen & Hamilton LLP, special counsel for the Company, shall have furnished to the Remarketing Agents their written opinion, dated the Closing Date, in form and substance satisfactory to the Remarketing Agents, to the effect that:

     (i) the Company has corporate power to issue the Notes, to enter into this Remarketing Agreement and the Indenture and to perform its obligations thereunder;

     (ii) the execution and delivery of this Remarketing Agreement has been duly authorized by all necessary corporate action of the Company; this Remarketing Agreement has been duly executed and delivered by the Company;

     (iii) the execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company and the Notes have been duly executed and delivered by the Company and are the valid, binding and enforceable obligations of the Company entitled to the benefits of the Indenture;

     (iv) the execution and delivery of the Indenture has been duly authorized by all necessary corporate action of the Company; the Indenture has been duly executed and delivered by the Company and is a valid, binding and enforceable obligation of the Company;

     (v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

     (vi) the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of the Remarketed Notes”, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions; and

     (vii) the statements made in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Certain United States Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Consequences”, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

     In addition, Cleary, Gottlieb, Steen & Hamilton, special counsel for the Company, shall have furnished to the Remarketing Agents a letter, dated the Closing Date, to the effect that, based on such counsel’s participation in certain telephone conversations in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, such counsel’s review of certain corporate records and documents of the Company and such counsel’s understanding of the U.S. federal securities laws and the experience they have gained in their practice thereunder, such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting as to which such counsel need not express any belief) the Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the 1933 Act to be part of the Registration Statement at the time of effectiveness) and the Prospectus as of the date thereof and the General Disclosure Package as of the Applicable Time contained, or as of the date such letter is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion and letter as aforesaid, such counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company, public and stock exchange officials. In addition, such counsel may state that (x) such opinion is limited to the federal law of the United States and the law of the State of New York, (y) they have assumed, among other things, the accuracy as to factual matters of each document they have reviewed and that the Notes conform to the form thereof they have reviewed and will be duly authenticated in accordance with the terms of the Indenture and (z) insofar as such opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (1) they have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (other than as to the Company regarding matters of the federal law of the United States or the law of the State of New York that in such counsel’s experience are normally applicable to general business entities in relation to the transactions contemplated in this Remarketing Agreement, the Indenture and the Notes) and (2) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

     (d) The Company shall have furnished to the Remarketing Agents the opinion of Louise M. Parent, Esq., Executive Vice President and General Counsel to the Company, dated the Closing Date, to the effect that:

     (i) the Company and each of its Principal Subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all corporate power and authority necessary to own their respective properties and conduct the businesses in which they are engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus; and except as may be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding shares of capital stock of each of the Principal Subsidiaries are owned by the Company directly, or indirectly through wholly-owned Subsidiaries, free and clear of any lien, pledge and encumbrance or, to the best of such counsel's knowledge, any claim of any third party, except as permitted by the Indenture;

     (ii) to the best of such counsel's knowledge, neither the Company nor any of its Principal Subsidiaries is in violation of its corporate charter or by-laws, or, to the best of such counsel's knowledge, in default under any agreement, indenture or instrument the effect of any of which would be material to the Company and its Subsidiaries taken as a whole;

     (iii) neither the issuance or sale of the Notes nor the execution, delivery and performance of this Remarketing Agreement and the Indenture by the Company and the consummation by the Company of any other transactions contemplated by this Remarketing Agreement and the Indenture will conflict with, or result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which it or its properties is bound, or result in a violation of the corporate charter or by-laws of the Company or any of its Subsidiaries or any order, rule or regulation (applicable to the Company, any of its Subsidiaries or any of their respective properties) (other than United States Federal securities laws or any state securities or Blue Sky laws) of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or their respective properties, the effect of any of which would be material to the Company and its Subsidiaries taken as a whole;

     (iv) such counsel (A) has no reason to believe that any document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need express no opinion), as of the respective date of its filing with the SEC, was not appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement, the General Disclosure Package and the Prospectus as of the date thereof contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (v) such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its Subsidiaries, other than as set forth, incorporated by reference or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, which affect the subject matter of this Remarketing Agreement or the Indenture and the performance by the

Company of its obligations pursuant to and in the manner contemplated by the Registration Statement, the General Disclosure Package, the Prospectus, this Remarketing Agreement or the Indenture, or which would reasonably be expected to result in a material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries considered as a whole; and

     (vi) no consent, approval, authorization or qualification of or with any governmental authority of the United States or the State of New York is required for the issue and sale of the Notes to the Remarketing Agents pursuant to this Remarketing Agreement or the performance by the Company of its obligations under this Remarketing Agreement or the Indenture (other than federal securities laws, as to which such counsel expresses no opinion in this paragraph, and state securities or blue sky laws, as to which such counsel expresses no opinion).

     In rendering such opinion as aforesaid, such counsel may rely upon, the representations and warranties as to factual matters made in written certificates or statements of officers of the Company and the originals, or copies certified or otherwise identified to such counsel’s satisfaction, of such records, documents, certificates and other instruments as in the judgment of such counsel are necessary or appropriate. In addition, such counsel may state that (x) such opinion is limited to the federal law of the United States and the law of the State of New York and (y) insofar as the foregoing opinions relate to matters concerning American Express Banking Corp., such counsel may rely upon, to the extent such counsel deems proper and to the extent specified in such opinion, opinions (reasonably satisfactory to Remarketing Agents’ counsel) of the General Counsel of American Express Banking Corp.

     (e) The Remarketing Agents shall have received from their counsel, Sidley Austin LLP, an opinion to the effect that:

     (i) assuming the Notes have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, the Notes are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and are entitled to the benefits of the Indenture;

     (ii) this Remarketing Agreement has been duly authorized, executed and delivered by the Company;

     (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution may be limited under applicable law;

     (iv) the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of the Remarketed Notes” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein; and

     (v) such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the 1933 Act to be part of the Registration Statement at the time of effectiveness) and the Prospectus as of the date thereof and the General Disclosure Package as of the Applicable Time contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     With respect to paragraph (v) above, Sidley Austin LLP may state that their beliefs are based upon their review of the Registration Statement and their participation in the preparation of the General Disclosure Package and the Prospectus (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

     (f) The Company shall have furnished to the Remarketing Agents a certificate of the Chairman of the Board of Directors, President or any Vice President and of the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus and this Remarketing Agreement and that:

     (i) the representations and warranties of the Company in this Remarketing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) the Registration Statement, General Disclosure Package and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the date of the Prospectus there has not occurred any event concerning which information would be required to be contained in an amended or supplemented Prospectus in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading;

     (iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

     (iv) there has not occurred any change in the rating assigned by any nationally recognized securities rating agency to any securities of the Company.

     (g) On the date of the issuance of the Prospectus and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Remarketing Agents letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Remarketing Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, General Disclosure Package and the Prospectus.

     (h) Prior to the Closing Date, the Company shall have furnished to the Remarketing Agents such further information, certificates and documents as they may reasonably request.

     Section 10. Termination of Remarketing Agreement. The Remarketing Agents shall have the right to terminate this Remarketing Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform, in any material respect, any agreement on its part to be performed hereunder, (ii) any other condition of the Remarketing Agents’ obligations is not fulfilled in all material respects, (iii) trading on the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by such Exchange or by order of the SEC or any other governmental authority having jurisdiction, (v) a general banking moratorium shall have been declared by federal or New York authorities, (vi) an outbreak of major hostilities in which the United States is involved has occurred, a declaration of war or national emergency had been made by Congress, or (vii) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) which, in the Remarketing Agents’ reasonable judgment, makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(f) and Section 12 shall at all times be effective. If the Remarketing Agents elect to terminate this Remarketing Agreement as provided in this Section 10, the Company shall be notified promptly by the Remarketing Agents by telephone or telegram, confirmed by letter. Notwithstanding any such termination, the obligations set forth in Section 2 (insofar as such Section relates to the payment of the Remarketing Fee) and Section 3 hereof shall survive and remain in full force and effect until all amounts payable under such Sections shall have been paid in full. In addition, each former Remarketing Agent shall be entitled to the rights and benefits under Sections 11 and 12 of this Remarketing Agreement notwithstanding the replacement or resignation of such Remarketing Agent.

     Section 11. Remarketing Agents’ Performance; Duty of Care. The duties and obligations of each Remarketing Agent shall be determined solely by the express provisions of this Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agents, the Remarketing Agents may conclusively rely upon any document furnished to them which purports to conform to the requirements of this Remarketing Agreement as to the truth of the statements expressed therein. The Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by them to be signed, presented or made by the proper party or parties. The Remarketing Agents shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and the Remarketing Agents shall rely solely upon written notice from the Company as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agents shall not incur any liability under this Remarketing Agreement to the Company, any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent, for any action or failure to act in connection with any remarketing or otherwise in connection with the transactions contemplated by this Remarketing Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of such Remarketing Agent or from their intentional breach of their express obligations hereunder. The provisions of this Section 11 shall survive any termination of this Remarketing Agreement and shall also continue to apply to every Remarketing Agent notwithstanding their resignation or removal.

     Section 12. Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Remarketing Agent against any losses, claims, damages or liabilities, joint or several, to which such Remarketing Agent may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in the event any Remarketing Agent is named as a defendant in any proceeding relating to the remarketing of the Notes, except to the extent finally judicially determined to be due to its gross negligence or willful misconduct; and will reimburse each Remarketing Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent, specifically for use in the preparation thereof; provided, further, that the foregoing indemnity agreement with respect to the Registration Statement, General Disclosure Package or Prospectus shall not inure to the benefit of any Remarketing Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Remarketing Agent where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the time when sales of the Notes are first made (the “Time of Sale”) the Company shall have notified such Remarketing Agent that the Registration Statement, General Disclosure Package or Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Registration Statement, General Disclosure Package, Prospectus or, where permitted by law, an Issuer Free Writing Prospectus and such corrected Registration Statement, General Disclosure Package, Prospectus or Issuer Free Writing Prospectus was provided to such Remarketing Agent far enough in advance of the Time of Sale so that such corrected Registration Statement, General Disclosure Package, Prospectus or Issuer Free Writing Prospectus could have been provided to such person prior to the Time of Sale, (iii) the Remarketing Agent did not send or give such corrected Registration Statement, General Disclosure Package, Prospectus or Issuer Free Writing Prospectus to such person at or prior to the Time of Sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Remarketing Agent delivered the corrected Registration Statement, General Disclosure Package, Prospectus or Issuer Free Writing Prospectus to such person as provided for in clause (iii) above.

     (b) Each Remarketing Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Remarketing Agents shall have the right to employ one separate counsel to represent jointly the Remarketing Agents and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Remarketing Agents against the Company under this Section 12 if, in the reasonable judgment of the Remarketing Agents, it is advisable for the Remarketing Agents and controlling persons to be jointly represented by separate counsel, and in that event, the fees and expenses of such counsel shall be paid by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such indemnified party. An indemnifying party shall not be liable under this Section 12 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding to which such indemnified party is or could have been a party and in respect of which indemnification or contribution is intended to be sought hereunder unless such settlement, compromise or consent is consented to by such indemnifying party (such consent not to be unreasonably withheld), in which case such indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement, compromise or consent.

     (d) If the indemnification provided for in this Section 12 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agents on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions (before deducting expenses) received or realized by the Remarketing Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Remarketing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Remarketing Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Remarketing Agent shall be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by it under Section 3 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Remarketing Agents’ obligations in this subsection (d) to contribute shall be several in respective proportions as the aggregate principal amount of the Notes which are remarketed bears to the aggregate fees actually received by such Remarketing Agent under Section 3 hereof, and not joint. Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

     The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Remarketing Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Remarketing Agents under this Section 12 shall be in addition to any liability which the respective Remarketing Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who is named in the Registration Statement, General Disclosure Package or the Prospectus as about to become a director of the Company) to each officer of the Company and to each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act.

     Section 13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Remarketing Agents contained in Section 12 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Remarketing Agent or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Notes.

     Section 14. Tax Disclosure. Notwithstanding any other provision of this Remarketing Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Remarketing Agents (and each employee, representative or other agent of the Company and the Remarketing Agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Remarketing Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company or the Remarketing Agents relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     Section 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the remarketing of the Notes pursuant to this Remarketing Agreement, the Indenture and the Notes, including the determination of the terms of the Notes and the Remarketing Fee, is an arm’s-length commercial transaction between the Company, on the one hand, and the Remarketing Agents, on the other hand, (ii) in connection with the remarketing contemplated hereby and the process leading to such transaction, each Remarketing Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Remarketing Agents have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the remarketing contemplated hereby or the process leading thereto (irrespective of whether any Remarketing Agent has advised or is currently advising the Company on other matters) and the Remarketing Agents have no obligation to the Company with respect to the remarketing contemplated hereby except the obligations expressly set forth in this Remarketing Agreement, (iv) each Remarketing Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Remarketing Agents have not provided any legal, accounting, regulatory or tax advice with respect to the remarketing contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     Section 16. Governing Law. This Remarketing Agreement shall be governed by and construed in accordance with the law of the State of New York.

     Section 17. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Remarketing Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Agents and their respective successors and assigns. The terms “successors” and “assigns” shall not include any purchaser of Notes merely because of such purchase.

     Section 18. Headings. Section headings have been inserted in this Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Remarketing Agreement and will not be used in the interpretation of any provision of this Remarketing Agreement.

     Section 19. Severability. If any provision of this Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Remarketing Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 20. Counterparts. This Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 21. Amendments. This Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto.

     Section 22. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows.

If to the Company:

American Express Company
American Express Tower
World Financial Center
200 Vesey Street
New York, New York 10285
Attention: Chief Financial Officer
Facsimile: 212-640-2409

If to the Remarketing Agents:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10172
Facsimile No.: (212) 834-6081
Attention: Investment Grade Syndicate Desk

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Global Transaction Management Group
4 World Financial Center, Floor 15
New York, New York 10080
Facsimile No.: (212) 449-2234
Attention: Scott Primrose

or to such other address as any of the above shall specify to the other by notice duly given in accordance with the terms of this Section 22.

     IN WITNESS WHEREOF, each of the Company and the Remarketing Agents has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

AMERICAN EXPRESS COMPANY

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

CONFIRMED AND ACCEPTED:

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED

By:	/s/ Ian Simmonds
Authorized Signatory

Schedule A

Issuer General Use Free Writing Prospectus

      Summary of Final Terms of Remarketed Notes, dated June 5, 2008

American Express Company
Summary of Final Terms of Remarketed Notes

Issuer:	American Express Company
Ratings (Moody’s/S&P/Fitch)[1]:	A1/A+/A+
Currency:	USD
Type:	SEC Registered Senior Notes
Remarketing Size:	$1,994,978,000 of $1,999,978,000 outstanding
Trade Date:	June 5, 2008
Settlement Date:	June 10, 2008 (T+3)
Next Remarketing Reset Date:	June 10, 2009 (or if such day is not a business day, the next business day)
If Next Remarketing Fails:	Putable to the Issuer at par if the remarketing on June 10, 2009 is not successful
Final Maturity:	December 1, 2033
Re-offer Spread to 3m LIBOR:	149.888 bps
Offer Price (Price to Public):	100.05% plus accrued interest from and including June 5, 2008 to but excluding the Settlement Date at the Coupon rate
Coupon:	3m LIBOR + 155 bps
Initial Interest Rate for Period June 5, 2008 to September 10, 2008:	4.22313%
Coupon Frequency:	Quarterly, paying on March 10, June 10, September 10 and December 10, subject to modified following business day convention, commencing on September 10, 2008
Day Count:	ACT/360
U.S. Federal Income Tax:	The notes are subject to the Treasury regulations governing contingent payment debt instruments (see discussion of “Certain United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement)

1 An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The ratings of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Proposed Amendment Information:	The proposed amendments to the original indenture and the first supplemental indenture, as described in the above-referenced Preliminary Prospectus Supplement, will not be adopted
CUSIP:	025816AS8
Remarketing Agents:
JPMorgan	Merrill Lynch & Co.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY REMARKETING AGENT OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING J.P. MORGAN SECURITIES INC. COLLECT AT 1-212-834-4533 OR MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED TOLL-FREE AT 1-866-500-5408.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

2

Schedule B

Issuer Limited Use Free Writing Prospectus

None.

Schedule C

Percentage of
Remarketing Agent	Remarketing Fee
J.P. Morgan Securities Inc.	50.0%
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	50.0%
100.0%